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                                                                  Exhibit 99.1
For Immediate Release
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For Instinet:
Investor Relations:                        Media Relations:
John Pitt                                  Silvia Davi
212 310 7481                               212 310 7792
john.pitt@instinet.com                     silvia.davi@instinet.com

                        INSTINET ANNOUNCES NEW CHAIRMAN

New York, December 6, 2002 -- Instinet Group Incorporated (Nasdaq: INET) announced today that Andre Villeneuve is retiring as Executive Chairman of Instinet Group Incorporated on December, 31, 2002. Ian Strachan is appointed to succeed him as non-executive Chairman effective January 2003.

Mr. Villeneuve, 58, has chaired Instinet since 1990, and transferred to New York from London in 1999 as full-time Executive Chairman. "Now that Instinet's merger with Island has been completed, the company is in capable hands with a clear strategic direction. After 12 years as Chairman it is time for a change. Ian Strachan has been closely associated with Instinet for a while and has been an outstanding board member. I wish him and the new team every success," said Mr. Villeneuve.

"I have greatly enjoyed working with Andre on the Instinet Board over the past two years and at Reuters before then. His keen judgment, knowledge of international financial markets and collegiality has brought great benefit to these businesses," said Tom Glocer, CEO of Reuters and lead director of Instinet.

Ian Strachan has served on the Instinet Board since September 5, 2000 and is currently Chairman of the Audit and Compensation Committees. Mr. Strachan has been a director of Instinet's parent company, Reuters Group PLC since May 2000. Mr. Strachan served as Deputy Chairman of Invensys plc from 1999 to 2000. He is a non-executive director of Transocean Sedco Forex Inc., Harsco Corporation, Johnson Matthey plc and Xstrata plc.

About Instinet:
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Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most





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traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.
                                     # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(c) 2002 Instinet Corporation and its affiliated companies. All rights reserved. Member NASD/SIPC. INSTINET and the INSTINET Mark are service marks in the United States and in other countries throughout the world. Instinet Corporation is a subsidiary of Instinet Group Incorporated. The Island ECN, Inc., member NASD/CSE/SIPC, is a subsidiary of Instinet Group Incorporated.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Quarterly Report on Form 10-Q for the period ended September 30, 2002, and other documents filed with the SEC and available on the Company's website. Certain information regarding Nasdaq trading volumes is also included in the Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and on the Company's website at www.instinet.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.